Exhibit 19.15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-113789 and Form F-3 (No. 333-182712 and No. 333-182712-02) of AngloGold Ashanti Limited of our report dated 27 March 2015, relating to the financial statements of Kibali (Jersey) Limited included in this Annual Report on Form 20-F for the year ended 31 December 2014.

/s/ BDO LLP

BDO LLP
Registered Auditor

London
United Kingdom
27 March 2015

E-10